UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported): October 30, 2017

Akorn, Inc.

(Exact name of registrant as specified in charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02(b)	Departure of Directors or Certain Officers.

On Monday, October 30, 2017, Dr. John N. Kapoor resigned as a director and as Chairman of the Board of Directors of Akorn, Inc. (the “Company”), such resignation effective immediately. Dr. Kapoor indicated that his decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board has selected Alan Weinstein to serve as Chairman. Mr. Weinstein qualifies as an independent director and has served on the Company’s Board since 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.

Date: October 31, 2017	By:	/s/ Duane A. Portwood Name: Duane A. Portwood Title: Chief Financial Officer